Exhibit 99.1

NUVERRA ANNOUNCES FINAL RESULTS OF EXCHANGE OFFER

SCOTTSDALE, Ariz. (April 14, 2016) – Nuverra Environmental Solutions, Inc. (OTCQB: NESC) (“Nuverra” or the “Company”) announced today the final results of its previously announced offer to exchange (the “Exchange Offer”) its new Second-Lien Notes Due 2021 (the “2021 Notes”) issued at par value and shares of common stock of the Company (the “Common Stock”) at a conversion price per share of $0.32 (the “Conversion Price”) for any and all of its existing 9.875% Senior Notes Due 2018 (the “2018 Notes”).

Ipreo LLC (the “Exchange Agent”) has advised the Company that as of 11:59 p.m. New York City time on April 13, 2016, $328,129,000 in aggregate principal amount, or approximately 89% of the 2018 Notes eligible for exchange (excluding 2018 Notes held by Mark Johnsrud, the Company’s Chairman and Chief Executive Officer), were validly tendered, and not validly withdrawn, and the Company has accepted such 2018 Notes for exchange, pursuant to the Exchange Offer. Under the terms of the Exchange Offer, the Company will deliver to holders for each of $1,000 principal amount of the 2018 Notes accepted (i) either $1,000 in (a) principal amount of its 2021 Notes or (b) shares of Common Stock converted at the Conversion Price, and (ii) a pro rata share (based on the aggregate principal amount of the 2018 Notes validly tendered) of penny warrants (the “Warrants”) sufficient to purchase 10% of shares of the Common Stock, subject to dilution as set forth in the offering memorandum and consent solicitation statement of the Company dated March 16, 2016 (the “Offering Memorandum”).

Subject to the Requisite Supporting Noteholders (as defined in the Restructuring Support Agreement) waiving the Minimum Tenders Condition (as defined in the Offering Memorandum), settlement of the Exchange Offer is expected to occur on or around April 15, 2016 (the “Settlement Date”). On the Settlement Date, the Company will deliver to tendering holders of 2018 Notes (i) $327,221,000 in aggregate principal amount of the new 2021 Notes and $908,000 in shares of Common Stock converted at the Conversion Price and (ii) the Warrants.

THIS PRESS RELEASE IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION TO BUY ANY OF THE EXISTING 2018 NOTES, NOR IS IT A SOLICITATION FOR ACCEPTANCE OF THE EXCHANGE OFFER OR THE CONSENT SOLICITATION. THE COMPANY IS MAKING THE EXCHANGE OFFER ONLY BY, AND PURSUANT TO THE TERMS OF, THE OFFERING MEMORANDUM AND THE RELATED CONSENT AND LETTER OF TRANSMITTAL. THE EXCHANGE OFFER IS NOT BEING MADE IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES, BLUE SKY OR OTHER LAWS OF SUCH JURISDICTION. NEITHER THE COMPANY NOR THE EXCHANGE AGENT FOR THE EXCHANGE OFFER MAKES ANY RECOMMENDATION IN CONNECTION WITH THE EXCHANGE OFFER. THIS ANNOUNCEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER, SOLICITATION OR SALE IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE IS UNLAWFUL.

This press release contains “forward-looking” statements, including, without limitation, those that involve risks and uncertainties, including statements regarding the expected terms of the Exchange Offer and other transactions contemplated by the Restructuring Support Agreement (defined in the Offering Memorandum). These statements relate to future plans, objectives, expectations and intentions and are for illustrative purposes only. These statements may be identified by the use of words such as “believe,” “expect,” “intend,” “plan,” “anticipate,” “likely,” “will,” “could,” “estimate,” “may,” “potential,” “should,” “would,” and similar expressions. There can be no assurance that all or any portion of the aforementioned transactions will be consummated on the terms summarized herein or at all. The forward-looking statements contained, or incorporated by reference, herein are also subject generally to other risks and uncertainties that are described in detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and other subsequent filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s views as of the date of this press release. Except as required by law, the Company undertakes no obligation to revise or update any forward-looking statements whether as a result of new information, future events, changes in expectations or otherwise.

About Nuverra

Nuverra Environmental Solutions is among the largest companies in the United States dedicated to providing comprehensive, full-cycle environmental solutions to customers in the energy market. Nuverra focuses on the delivery, collection, treatment, recycling, and disposal of restricted solids, water, wastewater, waste fluids and hydrocarbons. The Company provides its suite of environmentally compliant and sustainable solutions to customers who demand stricter environmental compliance and accountability from their service providers. Find additional information about Nuverra in documents filed with the U.S. Securities and Exchange Commission (SEC) at http://www.sec.gov.

Source: Nuverra Environmental Solutions, Inc.

Liz Merritt, VP-Investor Relations & Communications

480-878-7452

ir@nuverra.com